Exhibit 10.16

FIRST AMENDMENT

TO

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

The Gramercy Capital Corp. (the “Company”) Amended and Restated 2004 Equity Incentive Plan (the “Plan”), is hereby amended as follows:

The second sentence of Section 4.1(a) of the Plan is amended by added the following to the end of such sentence, “, to the extent such Award is intended to qualify as performance based compensation under Section 162(m) of the Code, or 800,000, to the extent such Award is not intended to qualify as performance based compensation under Section 162(m) of the Code.”  As amended, the second sentence of Section 4.1(a) of the Plan shall read as follows:

“The maximum number of Shares that may underlie Awards, other than Options, granted in any one year to any Eligible Person, shall not exceed 200,000, to the extent such Award is intended to qualify as performance based compensation under Section 162(m) of the Code, or 800,000, to the extent such Award is not intended to qualify as performance based compensation under Section 162(m) of the Code.”

This amendment shall be effective as of the date on which it is approved by the Board of Directors of the Company.

APPROVED BY BOARD:  October 27, 2008